Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders NTR Acquisition Co.:

We have audited the accompanying balance sheets of NTR Acquisition Co. (a corporation in the development stage) as of February 22, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from January 1, 2007 to February 22, 2007 and June 2, 2006 (date of inception) through December 31, 2006 and June 2, 2006 (inception) to February 22, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NTR Acquisition Co. (a corporation in the development stage) as of February 22, 2007 and December 31, 2006, and the results of its operations and its cash flows for the period from January 1, 2007, to February 22, 2007, June 2, 2006 (date of inception) through December 31, 2006 and June 2, 2006 (date of inception) to February 22, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG, LLP
Houston, Texas
February 23, 2007

NTR ACQUISITION CO.

(A Corporation in the Development Stage)

Balance Sheets

	February 22, 2007	December 31, 2006
Assets
Cash and cash equivalents	$1,041,591	$2,423,747
Cash and cash equivalents held in trust	161,678,569	—
Marketable securities held in trust	78,678,899	—
Other assets	213,963	1,737

Total current assets	241,613,022	2,425,484
Deferred offering costs	—	815,343
Other assets	6,757	4,240

Total assets	$241,619,779	$3,245,067

Liabilities and Stockholder’s Equity
Accrued liabilities	$1,318,939	$1,002,336
Accrued taxes	237,067	29,067
Notes payable to initial founders	51,995	49,534
Deferred underwriting discount	7,367,162	—

Total current liabilities	8,975,163	1,080,937

Common stock, subject to possible redemption; 4,911,439 shares at $9.78 per share	48,033,874	—

Common stock, $0.001 par value. Authorized 200,000,000 shares; issued and outstanding 30,557,205 and 6,250,000 shares at February 22, 2007 and December 31, 2006, respectively	30,557	6,250
Additional paid-in capital	185,013,630	2,523,748
Deficit accumulated during the development stage	(433,445)	(365,868)

Total stockholder’s equity	184,610,742	2,164,130

Total liabilities and stockholder’s equity	$241,619,779	$3,245,067

See accompanying notes to financial statements

NTR ACQUISITION CO.

(A Corporation in the Development Stage)

Statements of Operations

	January 1, 2007 through February 22, 2007	June 2, 2006 (Date of inception) – December 31, 2006	June 2, 2006 (Date of inception) – February 22, 2007
Operating expenses:
Professional services	$80,180	$341,469	$421,649
Rent and facilities	5,779	18,430	24,209
Formation and operating	19,639	47,921	67,560

	105,598	407,820	513,418

Loss from operations before other income and income tax expense	(105,598)	(407,820)	(513,418)

Other income and expense:
Interest income	246,021	71,019	317,040
Other state taxes	(208,000)	(29,067)	(237,067)

Other income (loss)	38,021	41,952	79,973

Loss before income tax expense	(67,577)	(365,868)	(433,445)
Income tax expense:
Current	—	—	—
Deferred	—	—	—

Income tax expense	—	—	—

Net loss	$(67,577)	$(365,868)	$(433,445)

Loss per share:
Basic	$(0.01)	(0.05)	(0.05)
Diluted	(0.01)	(0.05)	(0.05)
Weighted average shares outstanding:
Basic	14,302,967	7,694,575	9,016,254
Diluted	14,302,967	7,694,573	9,016,254

See accompanying notes to financial statements

NTR ACQUISITION CO.

(A Corporation in the Development Stage)

Statements of Changes in Stockholder’s Equity

	Common stock		Additional Paid In Capital	Deficit Accumulated During the Development Stage	Total

	Shares	Values
Balance at June 2, 2006 (inception)	—	$—	$—	$—	$—
Sale of common shares to initial founders	7,812,500	7,813	2,267,085	—	2,274,898
Sale of 4,250,000 warrants to initial founder	—	—	250,101	—	250,101
Cash contribution made by initial founders	—	—	5,000	—	5,000
Common stock repurchased and performance warrants from initial founders for $1.00	(1,562,500)	(1,563)	1,562	—	(1)
Net loss	—	—	—	(365,868)	(365,868)

Balances at December 31, 2006	6,250,000	6,250	2,523,748	(365,868)	2,164,130
Common stock repurchased for $1.00	(250,000)	(250)	249	—	(1)
Sale of 24,557,205 units, net of underwriter’s discount and offering costs	24,557,205	24,557	227,173,506	—	227,198,063
Net proceeds subject to possible redemption of 4,911,439 shares	—	—	(48,033,873)	—	(48,033,873)
Proceeds from sale of warrants to founders	—	—	3,350,000	—	3,350,000
Net loss	—	—	—	(67,577)	(67,577)

Balances at February 22, 2007	30,557,205	$30,557	$185,013,630	$(433,445)	$184,610,742

See accompanying notes to financial statements.

NTR ACQUISITION CO.

(A Corporation in the Development Stage)

Statements of Cash Flows

	January 1, 2007 through February 22, 2007	June 2, 2006 (Date of inception)– December 31, 2006	June 2, 2006 (Date of inception)– February 22, 2007
Cash flows from operating activities:
Net loss	$(67,577)	$(365,868)	$(433,445)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in assets and liabilities:
Other assets	(214,742)	(5,977)	(220,719)
Accrued taxes	208,000	29,067	237,067
Accrued liabilities	68,850	255,488	324,338
Notes payable to initial founders	2,461	49,534	51,995

Net cash provided by (used in) operating activities	(3,008)	(37,756)	(40,764)

Cash flows from investing activities:
Cash held in trust account	(161,678,569)	—	(161,678,569)
Marketable securities held in trust	(78,678,879)	—	(78,678,899)

Net cash used in investing activities	(240,357,468)	—	(240,357,468)

Cash flows from financing activities:
Proceeds from sale of common stock to initial founders	—	2,279,899	2,279,899
Proceeds from sale of warrants to initial founders	3,350,000	250,101	3,600,101
Repurchase of common stock and performance warrants	—	(1)	(1)
Proceeds from initial public offering, net of underwriter’s discount and offering costs	235,628,320	(68,496)	235,559,824

Net cash provided by financing activities	238,978,320	2,461,503	241,439,823

Net increase (decrease) in cash	(1,382,156)	2,423,747	1,041,591
Cash and cash equivalents, beginning of period	2,423,747	—	—

Cash and cash equivalents, end of period	$1,041,591	$2,423,747	$1,041,591

Noncash financing activities:
Accrual of deferred offering costs	$247,754	$746,848	$979,602
Accrual of deferred underwriter fee	7,367,162	—	7,367,162

See accompanying notes to financial statements

NTR ACQUISITION CO.

(A Corporation in the Development Stage)

Notes to Financial Statements

February 22, 2007 and December 31, 2006

(1)	Organization and Nature of Business Operations

NTR Acquisition Co. (the Company) was organized under the laws of the State of Delaware on June 2, 2006. The Company was formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America. The Company has selected December 31st as its fiscal year end.

The Company has neither engaged in any operations nor generated any revenue to date. The activity from June 2, 2006 (inception) to February 22, 2007 relates to the Company’s formation and its initial public offering described below and in Note 7. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective January 29, 2007. The Company consummated the Offering on February 5, 2007 and recorded proceeds of approximately $230.3 million net of the underwriter’s discount of $9.6 million and offering costs of $1.2 million. Also, on February 20, 2007, the underwriters for the Company’s initial public offering exercised a portion of their over-allotment option and subsequently purchased on February 22, 2007 an additional 557,205 units at $10.00 per unit. The Company recorded proceeds of approximately $5.4 million net of the underwriter’s discount of $0.2 million.

A total of approximately $240,124,000, including $227,575,000 of the net proceeds of the Offering, the sale of the initial founder’ securities of deferred underwriting discounts and commissions has been placed in a trust account at Morgan Stanley & Co. Inc., with the American Stock Transfer & Trust Company as trustee. Except for a portion of the interest income to be released to the Company, the proceeds held in trust will not be released from the trust account until the earlier of the completion of the Company’s initial business combination or the liquidation of NTR Acquisition Co. Under the terms of the investment management trust agreement, up to $3.25 million of interest (net of taxes payable) may be released to the Company, subject to availability.

The initial target business or businesses with which the Company combines must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.4 million at the time of the initial business combination).

An initial business combination will be consummated only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and public stockholders owning less than 20% of the shares sold in the Offering exercise their conversion rights.

Public stockholders voting against the initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of the deferred underwriting discounts and commissions and including interest earning on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3.25 million on the trust account balance previously released to the Company to fund working capital requirements) if the initial business combination is approved and completed. If the initial business combination is not approved or completed for any reason, then public stockholders voting against the initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account.

6	(Continued)

NTR ACQUISITION CO.

(A Corporation in the Development Stage)

Notes to Financial Statements

February 22, 2007 and December 31, 2006

If the Company is unable to complete a business combination by January 30, 2009, it will automatically dissolve and as promptly as practicable thereafter adopt a plan of dissolution and distribution. Upon its receipt of notice from counsel that the Company has been dissolved, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to the public stockholders. The Company’s initial founders have waived their right to participate in any liquidation distribution with respect to any initial bounders’ shares. There will be no distribution from the trust account with respect to any of the warrants which will expire worthless if the Company is liquidated.

(2)	Summary of Significant Accounting Policies

(a)	Cash Equivalents and Concentrations

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash equivalents. Such cash and cash equivalents, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

(b)	Marketable Securities Held in Trust

Investment securities consist of U.S. Treasury securities. The Company classifies its debt securities as held to maturity. Held to maturity securities are those securities in which the company has the ability and intent to hold the security until maturity. Held to maturity debt securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other-than-temporary results in an impairment to reduce the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “Interest Income” line item in the consolidated statements of operations. Interest income are recognized when earned.

7	(Continued)

NTR ACQUISITION CO.

(A Corporation in the Development Stage)

Notes to Financial Statements

February 22, 2007 and December 31, 2006

(c)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

(d)	Earnings (Loss) Per Common Share

Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding. Diluted earnings (loss) per share gives effect to the potential dilution of earnings which could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in earnings, if dilutive.

The 29,850,000 warrants to purchase common stock were anti-dilutive and excluded from the calculation of diluted loss per share for the periods ended February 22, 2007 and December 31, 2006.

(e)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

(3)	Marketable Securities Held in Trust

The carrying amount, gross unrealized holding gains, gross unrealized holding losses, and fair value of held-to-maturity debt securities by major security type and class of security at February 22, 2007 were as follows:

	Carrying amount	Gross unrealized holding gains	Gross unrealized holding (losses)	Fair value
At February 22, 2007:
Held to maturity:
U.S. Treasury securities	$78,678,899	0	(4,410)	78,674,489

	$78,678,899	0	(4,410)	78,674,489

These debt securities classified as held-to-maturity mature within one-year.

8	(Continued)

NTR ACQUISITION CO.

(A Corporation in the Development Stage)

Notes to Financial Statements

February 22, 2007 and December 31, 2006

(4)	Deferred Offering Costs

Deferred offering costs as of December 31, 2006 consisted primarily of legal fees related to the initial public offering and were charged to additional paid-in capital at closing of the Offering on February 5, 2007.

(5)	Notes Payable – Related Party

The Company issued two unsecured promissory notes, totaling $51,995, to initial founders on October 15, 2006, relating primarily to the payment of operating, formation, and rental costs on behalf of the Company. The notes do not bear interest.

(6)	Income Taxes

The Company recorded a deferred income tax asset for the tax effect of temporary differences and net operating loss carryforwards of $147,371 and $124,395; respectively as of February 22, 2007 and December 31, 2006. Management does not believe it is more likely than not that the benefit associated with this net operating loss carryforward will be realized and, therefore, a full valuation allowance was recorded.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

(7)	Initial Public Offering

On February 5, 2007, the Company sold to the public 24,000,000 units (“Units”) at a price of $10.00. Also, on February 20, 2007, the underwriters for the Company’s initial public offering exercised a portion of their over-allotment option and subsequently purchased on February 22, 2007 an additional 557,205 units at $10.00 per unit. Each unit consists of one share of the Company’s common stock, $0.001 par value and one warrant (“Warrant”).

Each Warrant entitles the holder to purchase from the Company one share of common stock at a price of $7.50 on the later of the completion of the initial business combination or thirteen months from the closing of this offering, in each case, provided that the Company has a registration statement in effect covering the shares of common stock issuable upon exercise of the Warrants. The Warrants expire January 30, 2011 unless earlier redeemed.

Pursuant to the Warrant Agreement (“Warrant Agreement”), the Company is only required to use its best efforts to effect the registration of the shares of common stock under the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of the exercise. Also, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

9	(Continued)

NTR ACQUISITION CO.

(A Corporation in the Development Stage)

Notes to Financial Statements

February 22, 2007 and December 31, 2006

(8)	Private Placement

On February 5, 2007, a group of the Company’s initial founders purchased an additional $3,350,000 warrants ($3.35 million in the aggregate) in a private placement. These warrants are identical to the Warrants contained in the Units except that they are not redeemable while held by any of the founders or their permitted transferees. The warrants issued in connection with the private placement are subject to certain transfer restrictions.

(9)	Formation of the Company

On June 20, 2006, NTR Partners LLC purchased 7,812,500 initial founders’ shares of common stock, 2,500,000 initial founders’ warrants, and 1,750,000 performance warrants for a purchase price of $2,525,000 in a private placement in connection with the formation of NTR Acquisition Co.

These initial founders’ shares of common stock are identical to the shares included in the units to be issued in connection with the planned Public Offering, except that each holder of the initial founders’ shares has agreed (i) in connection with the stockholder vote required to approve an initial business combination, to vote the initial founders’ shares in accordance with a majority of the shares of common stock voted by the public stockholders, and (ii) to waive its the right to participate in any liquidation distribution with respect to the initial founders’ shares if we fail to consummate a business combination.

Each holder of initial founders’ shares has also agreed that it will not to sell or transfer the initial founders’ shares for a period of one year from the date the Company completes its initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions to waive their rights to participate in a liquidation if the Company does not consummate its initial business combination and to vote with the majority of public stockholders who vote in connection with the Company’s initial business combination. In addition, the initial founders’ shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.

The initial founders’ warrants are identical to those being issued in this offering, except that the initial founders’ warrants will be non-redeemable so long as they are held by NTR Partners LLC or any of the Company’s founders or their permitted transferees.

Each of the Company’s founders has agreed that it will not to sell or transfer the any founders’ warrants such founder holds until after the Company completes its initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. In addition, commencing on the date on which they become exercisable, the initial founders’ warrants and the shares of common stock issuable upon exercise of the warrants will be entitled to registration rights under a registration rights agreement dated January 30, 2007.

On December 15, 2006 and January 30, 2007, the Company acquired from its initial stockholder an aggregate of 1,812,500 outstanding common shares for retirement and all 1,750,000 outstanding performance warrants for cancellation for aggregate nominal consideration of $2.00. These transactions were effected to ensure that the shares included in the Units sold in the initial public offering represented approximately 80% of the Company’s outstanding share capital.